10.43 January 16, 2012 exclusive three-year distribution agreement with SOCRATE s.p.a for distribution of the Vergence technology for Italy and North Africa.

Confidential portion(s) of this document have been redacted pursuant to protection as "confidential" under Exemption 4 of the Freedom of Information Act, 5 U.S.C. § 552(b)(4). A request for confidential treatment has been filed separately with the SEC.

Distributor Agreement
By and Between
SOCRATE s.p.a. and CUI Global, Inc.

THIS AGREEMENT is made as of the 16TH day of JAN **2012**, by and between CUI Global, Inc., a Colorado corporation, with its principal office located at 20050 SW 112th Avenue, Tualatin OR 97062, USA (503) 612-2300, fax (503) 612-2385 ("CUI GLOBAL"), and Socrate s.p.a., with its principal office located at Via Papa Giovanni XXIII, 5 20090 Rodano Millepini MI Italia +39 (02) 95321142, fax +39 (02) 95328094 ("Distributor").

WHEREAS, CUI GLOBAL wishes to appoint Distributor as an **exclusive independent distributor** for certain CUI GLOBAL products in the Territory (as defined herein) and for the term as defined herein;

WHEREAS, Distributor wishes to accept such appointment;

FOR AND IN CONSIDERATION of the promises, covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto intending to be legally bound, agree as follows:

1. GENERAL
The recitations as stated above, unless in direct conflict with the covenants hereafter shall be included as a part of this Agreement. In the event of any such direct conflict in terms, then the terms hereafter of this Agreement shall govern. This/the "Agreement" means this document and all schedules attached hereto are deemed to form a part hereof. This Agreement governs all transactions hereafter entered into between CUI GLOBAL and Distributor concerning products marketed by CUI GLOBAL.

2. APPOINTMENT
(a) Subject to, and in accordance with the terms of this Agreement, CUI GLOBAL hereby grants to Distributor, and Distributor hereby accepts from CUI GLOBAL, the right to purchase for resale, as an **exclusive independent distributor**, the CUI GLOBAL products at the prices described in **Schedule "A" (the "Products and Prices")** to the customers described in **Schedule "B" (the "Territory")** pursuant to this Agreement.

(b) This Agreement grants to Distributor the rights as stated in this Agreement for a **term of thirty-six (36) months** commencing from the date of this Agreement.

(c) The parties hereto shall agree on a **purchase unit volume objective (Schedule "C")** to be attained as stated in Schedule "C".

(d) Should the Distributor fail to attain the purchases required by the unit volume objective, at the election of CUI GLOBAL, this agreement may be terminated upon ninety (90) days written notice.

(e) Distributor can carry forward excess purchases from the preceding year to make up the difference between the amount actually purchased and the unit volume objective.

3. TERRITORY
(a) Subject to the terms and conditions of this Agreement, Distributor will promote, sell, and market Products only in the Territory to the designated demographic described in Schedule "B"

hereto (hereinafter, the "Territory") and as modified by Schedule "G." In no event shall Distributor market, distribute or sell Products to any end-user or to any third party that, to Distributor's knowledge intends to market, distribute or sell outside the Territory without prior written approval of CUI GLOBAL and, further, a six percent (6%) commission shall be paid to the Distributor, if any, in the Territory in which the end-user is located.

(b) CUI GLOBAL will have the right to communicate directly with Distributor's end-users in respect to the marketing, service, or maintenance of Products and related goods for the sole purpose of research to help CUI GLOBAL ensure its Products will continue to best suit the end-user's needs.

(c) Distributor will not, nor will it permit its agents, to make changes to Products prior to sale to the end-user.

4. EFFECTIVE DATE AND TERMINATION OF AGREEMENT
(a) The effective date of this Agreement is the date it is signed by CUI GLOBAL.

(b) This Agreement may be terminated, with or without cause, by either party giving **ninety (90) days written notice of termination** to the other party.

(c) Purchase Orders received, but not yet accepted by CUI GLOBAL on the effective date of termination will be subject, at the discretion of CUI GLOBAL, to acceptance or rejection and, if accepted, will be completed as if this Agreement remained in force. Purchase Orders accepted by CUI GLOBAL, but not yet fully performed by CUI GLOBAL on the effective date of termination of this Agreement will be completed as if this Agreement remained in force.

(d) CUI GLOBAL is, in addition to any other rights it may be entitled to by the terms of this Agreement or by law, not liable to Distributor for any loss, cost, damage or expense suffered or incurred by Distributor as a result of such termination.

5. PURCHASES
(a) Distributor will place orders ("Purchase Orders") for the Products directly with CUI GLOBAL in accordance with the terms and conditions of this Agreement. All orders will be placed in writing. Each order will specify: (i) product, (ii) price, (iii) delivery instructions, (iv) all payment terms, (v) method of shipment and carrier, (vi) quantity of each product, (vii) intended delivery dates.

(b) All Purchase Orders with delivery dates within sixty (60) days from the date of the Purchase Order are considered firm and are non-cancelable.

(c) CUI GLOBAL may accept or reject any order at its discretion, subject to any binding commitment that CUI GLOBAL has made to Distributor. No Purchase Order will be deemed accepted unless CUI GLOBAL confirms its acceptance in writing. CUI GLOBAL will respond to each Purchase Order within ten (10) business days after its receipt from Distributor. CUI GLOBAL will not reject a Purchase Order in order to circumvent the terms of this Agreement. Any order that CUI GLOBAL accepts will be subject to the terms and conditions of this Agreement, unless otherwise set forth in that Purchase Order signed by both parties.

(d) CUI GLOBAL will use its best efforts to meet Distributor's requested delivery dates; however, CUI GLOBAL will not be liable for any delay, outside of its control, in the delivery or shipment of product. All orders for product placed by the Distributor shall specify a requested delivery date.

(e) Distributor shall designate the carrier, f.o.b. origin. Title to, and risk of loss in the Products will pass to Distributor upon delivery to carrier at the manufacturer's dock.

(f) Distributor will inspect the Products upon arrival and promptly notify CUI GLOBAL of any breakage, tampering, shortage or other discrepancy between the Products and shipping documents. Distributor will retain any broken or tampered Products in their original packaging for inspection by CUI GLOBAL, the insurer, or the carrier.

(g) CUI GLOBAL reserves the right to refuse shipment to Distributor if Distributor is delinquent in making prompt payments as outlined in this Agreement.

6. FORECASTING

(a) Distributor acknowledges that the ability of CUI GLOBAL to make timely deliveries of Products pursuant to this Agreement is dependent, in part, on the receipt by CUI GLOBAL from Distributor of sales projections. Accordingly, on or prior to the first business day of each calendar month, Distributor agrees to provide CUI GLOBAL with a monthly rolling 6 months forecast of projected sales in the form of Schedule "D" hereto ("Forecast") and an annual forecast estimate. The forecast will be the basis to allow for timely delivery planning.

(b) Distributor acknowledges and accepts that non-forecasted Product Purchase Orders sent to CUI GLOBAL are subject to manufacture lead times. CUI GLOBAL shall use its best efforts at all times throughout the Term of this Agreement to timely fulfill Product Purchase Orders submitted by Distributor, forecasted or not. However, it is mutually agreed that the likelihood of timely delivery by CUI GLOBAL of Distributor's Purchase Orders is enhanced if Distributor provides timely and accurate Forecasts.

7. PRICING

(a) Product prices will be those listed on Schedule "A" attached hereto (hereinafter the "Products and Prices"). Prices listed are: (i) in US Dollars ($), (ii) exclusive of any applicable excise and sales tax and (iii) do not include applicable shipping charges. CUI GLOBAL reserves the right to change prices and/or discounts. Distributor will be notified of price and/or discount revisions by CUI GLOBAL. CUI GLOBAL will provide sixty (60) days prior notice to Distributor of any price increase and/or decrease. All future price modifications to Products will be communicated to Distributor via updated Price Schedules.

(b) Any price decrease will be applied to Products shipped after the effective date of price decrease.

(c) Any price increase will apply to Purchase Orders received by CUI GLOBAL after the effective date of price increase.

(d) Distributor will provide tax exemption documentation on each Purchase Order to CUI GLOBAL in order to avoid the inclusion of taxes on invoices; otherwise all appropriate taxes shall be added to the sales price.

(e) Prices do not include shipping and delivery charges of the Product. Shipping and delivery charges will be paid by Distributor and are separately reflected on the invoice. CUI GLOBAL will use the shipping carrier identified by Distributor in the Purchase Order under shipping instructions. Shipping insurance coverage is the responsibility of Distributor. If no shipping carrier is indicated on the purchase order form, CUI GLOBAL will select and ship via ground to

YC

the account of Distributor from its manufacturing facility, Ingenion Design Ltd. ("Ingenion"), having its place of business at Kym Road, Bicton Industrial Park, Kimbolton, Cambridgeshire. PE28 0LW United Kingdom or other location and shipment method as designated by CUI GLOBAL.

8. PAYMENT

(a) Payment terms shall be as set forth in the written Purchase Order signed by both parties and shall be in the form of US Dollars ($). In the event payment terms are not so provided, Distributor shall pay the purchase price to CUI GLOBAL, including applicable sales tax when applicable, 90 days after shipment of the Products or receipt of invoice by Distributor whichever is the first to occur. Payment shall be made no later than the last day of the month in which the 90th day falls. Standard payment terms are check, money order, bank transfer or such other transfer of funds as is reasonably acceptable in the business community. CUI GLOBAL may from time to time offer early pay or quick pay discounts to Distributor. In addition, Distributor will pay interest in the amount of 4% per year, or the maximum amount allowed by law, whichever is lower, for any unpaid delinquent amount. CUI GLOBAL reserves the right to change these credit terms at any time when, in the opinion of CUI GLOBAL, Distributor's financial condition or previous payment record so warrants.

(b) Purchase Orders shall grant, and CUI GLOBAL reserves a purchase money security interest in, each Product purchased hereunder, and in any proceeds thereof, for the amount of its purchase price. Upon request by CUI GLOBAL, Distributor will sign any document required to perfect such security interest. Payment in full of the purchase price of any Product purchased hereunder will release the security interest of CUI GLOBAL on that Product.

9. INDEPENDENT CONTRACTOR RELATIONSHIP

The parties acknowledge that Distributor is an independent contractor, which Distributor has not been granted a franchise and that Distributor is not the agent of CUI GLOBAL. Distributor will not commit CUI GLOBAL to any contractual obligation, make any warranties or representations purportedly on behalf of CUI GLOBAL with respect to Products other than those set forth in material supplied by CUI GLOBAL. Unless specifically otherwise provided herein, Distributor will indemnify and hold CUI GLOBAL harmless from all claims, lawsuits or liability (including legal fees and costs incurred by CUI GLOBAL in any defense thereof) arising out of Distributor's marketing and related business activities with its dealer network or end-users.

10. RESPONSIBILITIES OF CUI GLOBAL

(a) Subject to the other provisions of this Agreement, CUI GLOBAL will:

(i) provide Products and related goods to Distributor in response to Purchase Orders by Distributor accepted by CUI GLOBAL, subject to the terms and conditions of this Agreement.

(ii) assist Distributor, from time to time, with marketing literature format, technical literature format, technical advice and assistance and warranty literature for Products and related goods. Distributor shall be responsible for all costs and expenses relating to the design, production and printing of all marketing and technical literature that Distributor utilizes.

(iii) conduct service training and sales and marketing training and programs for Distributor, as CUI GLOBAL may establish from time to time.

(iv) subject to the terms of this Agreement, charges to Distributor, if any, for the foregoing, will be as CUI GLOBAL establishes from time to time and will be communicated to Distributor prior to delivery of said benefits to Distributor and

(vi) provide a single point of contact within CUI GLOBAL to assist Distributor with inquiries or requests.
(vii) not provide Products to 3rd parties or sell Products in the territory or sell to persons who either the Distributor or CUI GLOBAL believe may re-sell the same into the Territory.

(b) CUI GLOBAL will provide Distributor with access to the technicians of CUI GLOBAL for advice, consultation and assistance to diagnose and resolve the problems that customers may encounter in using the Products. All such remote support will be offered during regular business hours from the facility that CUI GLOBAL may designate. CUI GLOBAL may provide such remote support by telephone or other forms of communication at no cost to Distributor.

(c) The Products incorporate intellectual property developed by CUI GLOBAL (the "Intellectual Property") and CUI GLOBAL warrants that it possesses, has perfected or acquired, all patents, copyrights, circuit layouts, trade secrets and other proprietary rights in or related to the Products in order to allow Distributor to sell the Products under the laws of the Territory.

11. RESPONSIBILITIES OF DISTRIBUTOR
(a) Pre-sale and post-sale support of the Products by Distributor is critical to the reputation and success in the marketplace of the Products and related goods. Distributor acknowledges that its ability and commitment to provide such support and to market Product are extremely important elements in the decision of CUI GLOBAL to enter into this Agreement. Subject to the other provisions of this Agreement, Distributor hereby further specifically agrees as follows:
(i) Reasonable Best Efforts -Distributor will exercise its reasonable best efforts to achieve (in a manner consistent with the other terms of this Agreement) maximum market penetration for the sale of the Products in the Territory.
(ii) Demonstration Models -Distributor will purchase and maintain a minimum of one (1) appropriate CUI GLOBAL demonstration models to properly demonstrate the product capabilities. CUI GLOBAL will provide a special one-time, demo purchase price in order to facilitate this process.
(iii) Installation and End User Training -Distributor will ensure that each end-user which acquires any of the Products from Distributor is provided proper installation support and operational training as may be requested by CUI GLOBAL.
(iv) Reports- Distributor will maintain such reports as CUI GLOBAL may reasonably request from time to time with respect to territorial sales analysis, inventory and warranty activity as it relates to CUI GLOBAL Products.
(v) Compliance with CUI GLOBAL Policies - Distributor will use best reasonable efforts to comply with the policies of CUI GLOBAL, where appropriate, as may be reasonably established by CUI GLOBAL and made known to Distributor from time to time regarding the marketing and selling of CUI GLOBAL Products.

(b) CUI GLOBAL hereby grants Distributor, for the term of this contract, after prior written approval of CUI GLOBAL, a license to use the Intellectual Property for the promotion, maintenance, distribution, and sale of the Products for the term of this Agreement. Distributor will not translate, modify, adapt, decompile, disassemble or reverse engineer the Products, except as and to the extent specifically authorized under a written agreement, executed by CUI GLOBAL and Distributor.

(c) CUI GLOBAL shall assist Distributor, from time to time, with marketing literature format, technical literature format, technical advice and assistance and warranty literature for Products

and related goods. Distributor shall be responsible for all costs and expenses relating to the design, production and printing of all marketing and technical literature that Distributor utilizes.

(d) Distributor will target customers in the Territory designated in Schedule "B" in order to promote, solicit and obtain orders for the Products and to develop the good will and reputation of CUI GLOBAL and its Products.

(e) Distributor will be responsible for obtaining payment from its customers.

(f) Distributor will provide to CUI GLOBAL any and all promotional, marketing, or other like material before said material is published or distributed.

(g) Distributor shall be liable for any and all defects with or arising from problems with the components and/or installation enclosures, excluding GasPT2 component package.

12. PRODUCT DEVELOPMENT

CUI GLOBAL reserves the right, in its sole and absolute discretion, to at any time make modifications, improvements or changes to Products or related goods or to discontinue the sale or distribution of any Products or related goods without incurring any liability whatsoever to Distributor or others. CUI GLOBAL will give Distributor not less than ninety (90) days prior notice of any discontinuance of any Product. Whenever possible outstanding Purchase Orders that CUI GLOBAL has accepted, but not yet fulfilled will be completed or Products will be replaced with a product of equal or better value.

13. SERVICE RESPONSIBILITY

Distributor acknowledges that some of the Products may require instruction, warranty, and after-sale servicing by skilled, trained and fully qualified personnel. Distributor agrees to: (a) honor valid warranty claims and assist in the coordination of warranty service as so outlined in the Limited Warranty Document set forth on Schedule "E". Distributor shall maintain qualified personnel to service and install Products. Distributor shall obtain and maintain annual certification for Sales and Service of Products.

14. WARRANTY

A statement regarding the limited warranty of CUI GLOBAL products is included with each product and is set forth on attached Schedule "E" attached hereto. Distributor agrees to include language relating to these limited warranties in each and every sales contract and shall indemnify and hold CUI GLOBAL harmless for its failure to do so.

15. INTELLECTUAL PROPERTY

(a) Distributor will not include the name CUI GLOBAL, Vergence™, or GasPT2 (hereafter "Marks") in any portion of Distributor's name or any name under which Distributor does business. Distributor will have the right to use the Marks in its pre-approved standard form solely in connection with the sales, advertising and promotion of the products and not for any other purpose.

(b) Distributor is hereby licensed to use the Marks and service marks set out on the attached Schedule "F" (or any revision thereto) during the term of the Agreement, only in association with the Products and after prior written approval of CUI GLOBAL. Upon request by CUI GLOBAL, Distributor agrees to provide samples of all Distributor's literature utilizing the Marks and agrees to change or correct, at Distributor's expense, any material or activity featuring any one or more of the Marks which CUI GLOBAL, in its sole judgment, determines to be inaccurate,

objectionable, misleading, or a misuse of the Marks or business names of CUI GLOBAL. Distributor will not put any of the Marks on any products, other than the Products, without the written approval of CUI GLOBAL. Literature using any one of the Marks will also carry a notice indicating the owner of the Marks and the fact that the use of the Marks is licensed.

(c) Distributor hereby acknowledges that the Marks and the whole of the goodwill associated therewith are the sole and exclusive property of CUI GLOBAL. Distributor acquires no right, title or interest in the Marks, and all goodwill associated therewith inures exclusively to the benefit of CUI GLOBAL.

(d) Distributor will not, during the term of this Agreement or after termination or expiration of same:(i) use or advertise any trademark, service mark or business name which is confusingly similar to any of the Marks or the business names of CUI GLOBAL; or (ii) dispute or contest for any reason whatsoever, directly or indirectly, the validity, ownership, or enforceability of the Marks, nor counsel, procure nor assist anyone else to do any such acts.

(e) Distributor will not enclose, disturb, alter, deface or remove any label, plate or designation of a CUI GLOBAL trademark, Mark or serial number of any Products.

(f) Distributor may refer to itself as a "**CUI GLOBAL Independent Authorized Distributor**" in connection with the promotion, sale, marketing or service of Products in the Territory; such right will cease upon termination of this Agreement.

16. Blank. This clause has been left blank intentionally.

17. EVENTS UPON TERMINATION
(a) Upon the effective date of termination of this Agreement, all unpaid balances shall immediately become due and payable and all collection remedies included in this Agreement shall survive termination of this Agreement until payment in full of all balances due. CUI GLOBAL may elect to repurchase from Distributor, at Distributor's cost, less 20% restocking charge, all or any part of the Products remaining in Distributor's inventory. Distributor will discontinue use of its designation as a sales representative of CUI GLOBAL except that Distributor will have the right to market and distribute, in accordance with the terms of this Agreement, Products in its inventory, which CUI GLOBAL does not elect to repurchase. After such time, or earlier upon request of CUI GLOBAL, Distributor will return to CUI GLOBAL unused related advertising and promotional materials, relevant information including price lists and other documentation and materials.

(b) Termination of this Agreement will not affect the warranty obligations of CUI GLOBAL to Distributor.

18. GENERAL
(a) Both Parties will keep confidential and require its employees and agents to keep confidential all information regarding the business and affairs of the other party which is confidential or proprietary to the other party including, without limitation, confidential or proprietary information pertaining to technical information, pricing and other marketing data and information disclosed to it or obtained by it in the course of performing its duties hereunder. The Parties' obligations under this Section 18(a) will survive the termination of this Agreement. Neither Party will be obligated to mark any information as "confidential" or "proprietary" to claim the benefit of this Section 18. The Parties agree to use best efforts to verbally indicate or mark confidential items as such, in order to ensure the reasonableness of confidentiality expectancy.

(b) CUI GLOBAL will not be liable to Distributor for failure of CUI GLOBAL to fulfill its obligations hereunder, and/or for delays in shipment or failure to manufacture or provide Products, documentation, instruction, or other services if such delay or failure results, directly or indirectly, from any cause or event beyond its reasonable control, including, but not limited to, acts of God, civil or military authorities, public enemy, war, terrorist attacks, riots, civil disturbances, insurrection, accidents, fire, explosions, earthquakes, floods, the elements, strikes, labor disputes, shortage of suitable materials, labor or transportation.

(c) In the event that any provision contained in this Agreement will for any reason be held to be unenforceable, the remainder of this Agreement shall remain valid and enforceable according to its terms.

(d) Except as expressly provided herein, neither party shall be liable for any consequential, special, incidental or contingent damages or expenses, whether in contract (including patent infringement), tort (including negligence) or otherwise arising out of, connected with, or resulting from this Agreement including, without limiting the foregoing, loss of revenue, profit, property or use of any kind.

(e) This Agreement may not be modified or amended except in writing signed by the duly authorized signing officers of both Distributor and CUI GLOBAL.

(f) This Agreement constitutes the entire Agreement between the parties with respect to its subject matter and supersedes all prior oral and written proposals and communications. The terms of this Agreement will prevail in the event of any conflict with the terms and conditions of any purchase order submitted by Distributor.

(g) Any notice, consent or other communication sent pursuant to this Agreement will be delivered by hand to the party for which it is intended, sent by facsimile or similar form of transmitted message or sent by certified or registered mail directed to such party at the address first above indicated, or at such other address as either party may stipulate by written notice to the other.

(h) The parties hereto acknowledge an obligation and agree to make a good faith effort to resolve any disputes which may arise out of or in connection with this Agreement in accordance with the terms of this Agreement, failing which, the parties agree to submit any unresolved disputes and controversies to mediation according to the mediation procedure in effect in the United Kingdom at the time of the dispute or controversy.

(i) This Agreement, or any performance due under it, may not be assigned by either party without prior written consent of the other party.

(j) Both parties agree to notify the other party immediately of any change in control or ownership.

(k) Except as specifically set forth herein, the Distributor will pay all sums owing to CUI GLOBAL, in accordance with the terms of this Agreement, without any deduction or abatement and Distributor will have no right of set-off. Time is of the essence.

(l) The person executing this Agreement on behalf of Distributor represents and warrants that he is duly authorized to bind Distributor and that Distributor has authorized him to execute this Agreement on behalf of Distributor.

(m) Failure of either Party at any time to require performance by the other Party or to cure or remedy any default of any term or condition hereof in no way affects the right of either Party to require any subsequent performance by the other Party or to cure or remedy any subsequent breach or default of any term or condition.

(n) Any terms or conditions of this Agreement by which obligations of either Party are expressed to be applicable or which extend or may extend beyond termination or expiration of this Agreement will survive and continue in full force and effect, except to the extent expressly setout herein.

(o) The Parties agree to publicly announce the signing of this Agreement and any subsequent events relating to this Agreement.

19. INDEMNIFICATION
Each party shall indemnify, defend and hold the other party harmless from and against all claims, actions, damages, demands, liabilities, costs and expenses (including attorneys' fees) resulting from: (i) a breach of this Agreement by the offending party, or (ii) any act or omission by the offending party, its employees, officers, directors, shareholders, agents, subcontractors or insurers.

20. EXPENSES: LITIGATION
Except as otherwise contemplated hereby, each party hereto shall pay its own expenses relating to the negotiation, execution, delivery and performance of this Agreement, and in respect of satisfying its obligations hereunder. In the event litigation is instituted between the parties with respect to all or any part of this Agreement, the prevailing party therein shall be entitled to recover, in addition to all other relief obtained, its costs, expenses and fees, including reasonable attorneys' fees, incurred in such litigation. To the extent practicable, such legal fees shall be allocated among the matters involved in such litigation directly attributable to the issues upon which such party prevailed. The parties hereby agree that in the event any of the terms and conditions contained in this Agreement must be enforced by reason of any failure of observance or of performance by any of the parties hereto, in each such instance, the parties to this Agreement agree that exclusive jurisdiction and venue shall properly lie in the United States District Court for the District of Oregon, with respect to any legal proceedings arising from this Agreement; unless brought by Distributor against CUI GLOBAL. In such instance, Distributor may bring its action in Italian Courts under United Kingdom law.

21. LISTING OF ATTACHED SCHEDULES
The schedules attached hereto are made a part of this Agreement
(a) Schedule "A" - Products and Prices
(b) Schedule "B" - Territory
(c) Schedule "C" - Sales Objective
(d) Schedule "D" - Forecast
(e) Schedule "E" - Limited Warranty
(f) Schedule "F" - Marks
(g) Schedule "G" - Libyan Sanctions Regulations 31 C.F.R. Part 570; Executive Order 13566 of February 25, 2011, entitled: Blocking Property and Prohibiting Certain Transactions Related to Libya

IN WITNESS WHEREOF, CUI GLOBAL and Distributor cause this Agreement to be executed by their duly authorized representatives identified below.

CUI Global, Inc. ("CUI GLOBAL")	Socrate s.p.a. ("Distributor")
By: ______________________	By: ______________________
Name: W.J. CLOUGH	Name: Nicola Sorrentino Presidente SOCRATE S.p.A
Title: PRESIDENT + CEO	Title: ______________________

SCHEDULE A – AUTHORIZED PRODUCTS AND PRICE LIST

In accordance with this CUI GLOBAL/Distributor Agreement to which this Schedule "A" applies, the following Price List is the list of the Products and Pricing that apply to Distributor under this Agreement:

Distributor will pay CUI GLOBAL its current list price of the Product as stated in the current Price List attached hereto, **less the Additional Distributor Discount,** thereof. Prices listed are; (i) in US Dollars ($), (ii) exclusive of any applicable excise and sales tax and, (iii) do not include applicable shipping charges. CUI GLOBAL reserves the right to change prices. Distributor will be notified of price revisions by CUI GLOBAL. CUI GLOBAL will provide sixty (60) days prior notice to Distributor of any price increase and/or decrease. All future price modifications to Products will be communicated to Distributor via updated Price List. Distributor shall provide, at a minimum, the below described Component Package with each ordered unit.

Units:	Volume (MSRP) Pricing:	Additional Distributor Discount:
1-9 Units	Prices TBD through good faith negotiations	It is the intent of the Parties that the Distributor shall receive no less than a [redacted]% margin
10-29 Units		
30+ Units		

<u>Component Package:</u>

1 x GasPT2 Main Unit (CO2 Probe)
1 x GasPT2 Auxiliary Unit (Thermal Conductivity & Speed of Sound Probe)
1 x GasPT2 MU Safety Interface
1 x GasPT2 AU Safety Interface
1 x 24Vdc Power Supply (trimmed to 22Vdc)
2 x 5m, 5-core Communication Cables with GasPT2 probe connectors
1 x RS485 to RS232 Serial Interface Converter
1 x RS232 to USB Connector for PC Configuration
1 x CD with User Manual, Configuration Software and GasPT2GO Data-logging Software

SCHEDULE B - TERRITORY

In accordance with Section 3 and subsequent applicable sections of this CUI GLOBAL Distributor Agreement to which this Schedule is attached, this Schedule "B" sets forth the **exclusive** Territory in which Distributor may promote, sell and market Products as designated in Schedule A:

(a) Those natural gas transporters and/or users of the natural gas transmission system located within the jurisdictions:

1. Italy and/or The Italian Republic;
2. Libya
    a. Excepting those individual and/or entities identified in Libyan Sanctions Regulations 31 C.F.R. Part 570; Executive Order 13566 of February 25, 2011, entitled: Blocking Property and Prohibiting Certain Transactions Related to Libya; attached hereto as Schedule "G" and incorporated herein as though fully set forth herewith.
3. Tunisia
4. Croatia
5. Serbia
6. Bosnia
7. Greece

(b) **Accounts outside the above named area.** Prior to solicitation of any account outside the above named area, Distributor shall notify the CUI GLOBAL sales manager in writing (email is acceptable) of the name, address and contact person of the prospective account. If, in the judgment of the CUI GLOBAL sales manager, there is no current sales conflict regarding the prospective account, written authorization (email is acceptable) to proceed with the sales effort shall be sent to the Distributor.

SCHEDULE C - SALES OBJECTIVES

Distributor hereby agrees that the "purchase unit volume objective" for the CUI GLOBAL Products is as follows:

The monthly purchase unit volume objective of this Agreement as per paragraph 2 is as listed below:

For the first 6 months of this Agreement the purchase unit volume requirement are as follows.

- Monthly Period from _________ to __________ = _________ (Systems)
- Monthly Period from _________ to __________ = _________ (Systems)
- Monthly Period from _________ to __________ = _________ (Systems)
- Monthly Period from _________ to __________ = _________ (Systems)
- Monthly Period from _________ to __________ = _________ (Systems)
- Monthly Period from _________ to __________ = _________ (Systems)

Distributor shall purchase two (2) demonstration units at a onetime price to be specified.

SCHEDULE D - SALES FORECAST
Distributor shall provide to CUI GLOBAL a rolling 6 months forecast every 30-days in order to allow for timely delivery planning.

SCHEDULE E - LIMITED WARRANTY

Warranty
CUI GLOBAL Products come with a five (5) year, from date of delivery, limited warranty that the Products will be free from defects in design and workmanship, under normal use. Upon any failure of a Product to comply with the foregoing warranty, the sole obligation of CUI GLOBAL, and the customer's sole remedy, is for CUI GLOBAL, at the option of CUI GLOBAL, to use reasonable commercial efforts to provide the customer with a repaired or replaced Product, at the option and expense of CUI GLOBAL, within a reasonable period of time from receipt by CUI GLOBAL of a defective Product from customer. In order to obtain service under this warranty", the customer shall: (a) contact CUI GLOBAL for initial minor remedial discussions and instructions; if these discussions and instructions are not successful in solving the issue, then (b) CUI GLOBAL shall provide to customer a Return Material Authorization (RMA) number along with specific shipping directions. Replacement parts supplied by CUI GLOBAL may be new or equivalent to new. If the purchase price is refunded, customer shall arrange for the defective or non-conforming Products to be returned to CUI GLOBAL at no cost to customer.

The warranties and remedies specified will not apply if the Product malfunctions due to extrinsic causes, such as (i) natural disasters, including fire, smoke, water, earthquakes or lightning, (ii) electrical power fluctuations or failures, (iii) the neglect or misuse of the Product or other failure to comply with the written procedures or instructions furnished by CUI GLOBAL, (iv) the failure to properly install the Products, (v) a malfunction of the customers' equipment, (vi) Products that have been abused, damaged, altered, misused or improperly installed, modified or repaired by any person or entity other than repairs by authorized representatives of CUI GLOBAL.

Warranty Disclaimer
ALL WARRANTIES, CONDITIONS, REPRESENTATIONS, INDEMNITIES AND GUARANTEES WITH RESPECT TO THE PRODUCTS, WHETHER EXPRESS OR IMPLIED, ARISING BY LAW, CUSTOM, PRIOR ORAL OR WRITTEN STATEMENTS BY CUI GLOBAL OR OTHERWISE (INCLUDING, BUT NOT LIMITED TO ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR PARTICULAR PURPOSE) ARE HEREBY OVERRIDDEN, EXCLUDED AND DISCLAIMED.

UNDER NO CIRCUMSTANCES WILL CUI GLOBAL OR ITS AFFILIATES BE LIABLE FOR ANY CONSEQUENTIAL, INDIRECT, SPECIAL, PUNITIVE, OR INCIDENTAL DAMAGES, CONTINGENT LOSSES OR LOST PROFITS, WHETHER FORESEEABLE OR UNFORESEEABLE, BASED ON INCLUDING, BUT NOT LIMITED TO, CLAIMS FOR LOSS OF GOODWILL, USE OF MONEY OR USE OF THE PRODUCTS, STOPPAGE OF OTHER WORK OR IMPAIRMENT OF OTHER ASSETS, LOSS OF REVENUE, PROFIT, OR FAILURE TO REALIZE EXPECTED SAVINGS, EVEN IF ADVISED OF THE POSSIBILITY THEREOF, ARISING OUT OF: THE USAGE OF THIS PRODUCT AND/OR ANY BREACH OR FAILURE OF EXPRESS OR IMPLIED WARRANTY, BREACH OF CONTRACT OR MISREPRESENTATION. THESE PROVISIONS SHALL APPLY IN RESPECT OF ALL CLAIMS, DEMANDS, ACTIONS, LOSSES, DAMAGES, COSTS OR EXPENSE OF CUSTOMER OR ANY OTHER PERSON OR ENTITY, WHETHER BASED ON BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), INFRINGEMENT OF PATENTS, COPYRIGHTS, TRADEMARKS, TRADE NAMES, INDUSTRIAL DESIGNS, TRADE SECRETS OR OTHER SUCH RIGHTS, BREACH OF A FUNDAMENTAL TERM, FUNDAMENTAL BREACH OR OTHERWISE.

SCHEDULE F - TRADEMARKS AND SERVICE MARKS

CUI GLOBAL, INC
CUI, INC
GasPT2
Vergence™

Hereafter referred to as "Marks." Camera-ready art and color identification of the Marks will be provided.

Always provide original artwork to designers and printers for additional copies of original artwork, please contact CUI GLOBAL. Please note that all trademarks and logos, in all forms, are to be used exclusively by authorization of CUI GLOBAL.

SCHEDULE G - <u>Libyan Sanctions Regulations</u> 31 C.F.R. Part 570; Executive Order 13566 of February 25, 2011, entitled: <u>Blocking Property and Prohibiting Certain Transactions Related to Libya</u>

DEPARTMENT OF THE TREASURY WASHINGTON, D.C. 20220

Office of Foreign Assets Control

Libyan Sanctions Regulations 31 C.F.R. Part 570

Executive Order 13566 of February 25, 2011 Blocking Property and Prohibiting Certain Transactions Related to Libya

GENERAL LICENSE NO. SA

General License with Respect to the Government of Libya, its Agencies, Instrumentalities, and Controlled Entities, and the Central Bank of Libya

(a) General License No. 8, dated September 19, 2011, is replaced and superseded in its entirety by this General License No. 8A

(b) Effective September 19, 2011, all transactions involving the Government of Libya, its agencies, instrumentalities, and controlled entities, and the Central Bank of Libya are authorized, subject to the following limitations:

(1) All funds, including cash, securities, bank accounts, and investment accounts, and precious metals blocked pursuant to Executive Order 13566 of February 25, 2011, or the Libyan Sanctions Regulations, 31 C.F.R. part 570, as of September 19, 2011, remain blocked, except as provided in General License No. 7A; and

(2) The transactions do not involve any persons listed on the Annex to this general license.
(c) Effective September 19, 2011, the authorization in paragraph (b) of this general license supersedes General License No. 1 B.

Note to General License No. SA: Subject to the limitations set forth in subparagraphs (1) and (2), paragraph (b) of this general license authorizes any transaction involving contracts that have been blocked pursuant to Executive Order 13566 because of an interest by the Government of Libya.

Director Office of Foreign Assets Control

Annex to General License No. 8A

1. AL BAGHDADI, Ali Al-Mahmoudi (a.k.a. MAHMUDI, Baghdadi); DOB 1950; POB Al Jamil, Libya; Prime Minister (individual) [LIBYA2]

2. AL-SENUSSI, Abduliah (a.k.a. SENUSSI, Abdullah); DOB 1949; POB Sudan; Director of Military Intelligence; Colonel (individual) [LIBYA2]

3. DORDA, Abu Zaid (a.k.a. DORDA, Abouzid Omar; a.k.a. DORDA, Abu Zayd Umar; a.k.a. DORDA, Bu Zaid; a.k.a. DOURDA, Abu Zaid Omar; a.k.a. DURDA, Abu Zeid Omar); DOB 4 Apr 1944; Director of the External Security Organization (individual) [LIBYA2]

4. FARKASH, Safia (a.k.a. FARKASH AL-BARASSI, Safia); DOB 1952; POB Al Bayda, Libya (individual) [LIBYA2]

5. GADDAFI, Ayesha (a.k.a. AL-GADDAFI, Ayesha; a.k.a. AL-QADHAFI, Aisha; a.k.a. ELKADDAFI, Aisha; a.k.a. EL-QADDAFI, Aisha; a.k.a. GADDAFI, Ayesha; a.k.a. GADHAFI, Aisha; a.k.a. GHADAFFI, Aisha; a.k.a. GHATHAFI, Aisha; a.k.a. GHATHAFI, Aisha Muammer; a.k.a. QADDAFI, Aisha; a.k.a. QADHAFI, Aisha); DOB 1977; alt. DOB 1976 (individual) [LIBYA2]

6. GADDAFI, Hannibal (a.k.a. AL-GADDAFI, Hannibal; a.k.a. AL-QADHAFI, Hannibal; a.k.a. ELKADDAFI, Hannibal; a.k.a. EL-QADDAFI, Hannibal; a.k.a. GADDAFI, Hannibal Muammar; a.k.a. GHADAFFI, Hannibal; a.k.a. GHATHAFI, Hannibal; a.k.a. QADDAFI, Hannibal; a.k.a. QADHAFI, Hannibal Muammar); DOB 20 Sep 1975; alt. DOB 1977; POB Tripoli, Libya; Passport B/00221 0 (Libya) (individual) [LIBYA2]

7. GADDAFI, Muhammad (a.k.a. AL-GADDAFI, Muhammad; a.k.a. AL-QADHAFI, Mohammed; a.k.a. ELKADDAFI, Muhammad; a.k.a. EL-QADDAFI, Muhammad; a.k.a. GADHAFFI, Mohammad Moammar; a.k.a. GADHAFI, Mohammed; a.k.a. GHATHAFI, Muhammad; a.k.a. QADDAFI, Muhammad; a.k.a. QADHAFI, Mohammed Muammar); DOB 1970; POB Tripoli, Libya (individual) [LIBYA2]

8. GADDAFI, Mutassim (a.k.a. AL-GADDAFI, Mutassim; a.k.a. AL-QADHAFI, Mutassim; a.k.a. ELKADDAFI, Mutassim; a.k.a. EL-QADDAFI, Mutassim; a.k.a. GADDAFI, Mutassim; a.k.a. GADHAFI, Mutassim Billah; a.k.a. GHADAFFI, Mutassim; a.k.a. GHATHAFI, Mutassim; a.k.a. QADDAFI, Mutassim; a.k.a. QADHAFI, Mutassim); DOB 1975 (individual) [LIBYA2]

9. GADDAFI, Saadi (a.k.a. AL-GADDAFI, Saadi; a.k.a. AL-QADHAFI, Sa'adi Mu'ammar; a.k.a. ELKADDAFI, Saadi; a.k.a. EL-QADDAFI, Saadi; a.k.a. GADHAFI, Saadi; a.k.a. GHATHAFI, Saadi; a.k.a. QADDAFI, Saadi; a.k.a. QADHAFI, Saadi); DOB 27 May 1973; alt. DOB 25 May 1973; POB Tripoli, Libya; Passport 010433 (Libya); alt. Passport 014797 (Libya) (individual) [LIBYA2]

10. GADDAFI, Saif Al-Arab (a.k.a. AL-GADDAFI, Saif Al-Arab; a.k.a. AL-QADHAFI, Saif Al-Arab; a.k.a. ELKADDAFI, Saif Al-Arab; a.k.a. EL-QADDAFI, Saif Al-Arab; a.k.a. GADDAFI, Seif Al-Arab; a.k.a. GADHAFI, Saif Al-Arab; a.k.a. GHATHAFI, Saif Al-Arab; a.k.a. QADDAFI, Saif Al-Arab; a.k.a. QADHAFI, Saif Al-Arab); DOB 1979; alt. DOB 1982; alt. DOB 1983; POB Tripoli, Libya (individual) [LIBYA2]

11. JABIR, Abu Bakr Yunis (a.k.a. JABER, Abu Bakr Yunis); DOB 1952; POB Jalo, Libya; Defense Minister; Major General (individual) [LIBYA2]

12. KHALED, Tohami (a.k.a. AL-TUHAMI, Khaled; a.k.a. KHALED, Al-Tohamy; a.k.a. KHALED, al-Tuhami); DOB 1946; POB Genzur, Libya; General; Director of the Internal Security Office (individual) [LIBYA2]

13. MATUQ, Matuq Mohammed (a.k.a. MATOUK, Matouk Mohamed; a.k.a. MATUQ, Matuq Muhammad); DOB 1956; POB Khoms, Libya; Secretary of the General People's Committee for Public Works (individual) [LIBYA2]

14. QADHAFI, Khamis (a.k.a. AL-GADDAFI, Khamis; a.k.a. AL-QADHAFI; a.k.a. ALQADHAFI, Khamis; a.k.a. ELKADDAFI, Khamis; a.k.a. EL-QADDAFI, Khamis; a.k.a. GADDAFI, Khamis; a.k.a. GADHAFI, Khamis; a.k.a. GHADAFFI, Khamis; a.k.a. GHATHAFI, Khamis; a.k.a. QADDAFI, Khamis); DOB 1980 (individual) [LIBYA2]

15. QADHAFI, Muammar (a.k.a. AL-GADDAFI, Muammar; a.k.a. AL-QADHAFI, Muammar; a.k.a. AL-QADHAFI, Muammar Abu Minyar; a.k.a. ELKADDAFI, Muammar; a.k.a. EL-QADDAFI, Muammar; a.k.a. GADDAFI, Mu'ammar; a.k.a. GADDAFI, Muammar; a.k.a. GADHAFI, Muammar; a.k.a. GHADAFFI, Muammar Muhammad; a.k.a. GHATHAFI, Muammar; a.k.a. QADDAFI, Muammar); DOB 1942; POB Sirte, Libya (individual) [LIBYA2]

16. QADHAFI, Saif al-Islam (a.k.a. AL-GADDAFI, Saif al-Islam; a.k.a. AL-QADHAFI, Saif al-Islam; a.k.a. ELKADDAFI, Saif al-Islam; a.k.a. EL-QADDAFI, Seif al-Islam; a.k.a. GADDAFI, Saif al-Islam; a.k.a. GADHAFI, Saif al-Islam; a.k.a. GHADAFFI, Saif al-Islam; a.k.a. GHATHAFI, Saif al-Islam; a.k.a. QADDAFI, Saif al-Islam); DOB 25 Jun 1972; POB Tripoli, Libya (individual) [LIBYA2]

17. SALEH, Bachir (a.k.a. BASHIR, Bashir Saleh; a.k.a. SALEH, Bashir); DOB 1946; POB Traghen, Libya; Head of Cabinet of Leader Muammar Gaddafi; Chief of Staff; Chairman of Libya Africa Investment Portfolio (individual) [LIBYA2]

18. ZLITNI, Abdulhafid (a.k.a. AL-ZULAYTINI, Abd-Al-Hafid Mahmud; a.k.a. ZLEITNI, Abdel-Hafez; a.k.a. ZLITNI, Abdelhafidh; a.k.a. ZLITNI, Abdul Hafid; a.k.a. ZLITNI, Abdul Hafiz; a.k.a. ZLITNI, Abdulhafid Mahmoud); DOB 1938; POB Tripoli, Libya; Secretary of the General People's Committee for Finance and Planning; Secretary of the General People's Committee for Planning and Finance; Finance Minister; Director and Deputy Chairman of the Libyan Investment Authority (individual) [LIBYA2]

19. WAATASEMU CHARITY ASSOCIATION, Omar Almukhtar Street, Tripoli, Libya; Email Address info@waatasemu.org; Website http://waatasemu.org.ly; Telephone No. (218) 21 273343326; Fax No. (218) 21 253343328 [LIBYA2]

20. GADDAFI INTERNATIONAL CHARITY AND DEVELOPMENT FOUNDATION (a.k.a. GADDAFI INTERNATIONAL FOUNDATION FOR CHARITY ORGANISATIONS), Hay Elandadlus -Jian St, P.O. Box 1101, Tripoli, Libya; 22, Rue Henri-Mussard, Geneva 1208, Switzerland; Email Address info@gicdf.org; Registration ID CH-660.0.699.004-7 (Switzerland); Website www.gicdf.org; Telephone No. (218) (0)214778301; Telephone No. (022) 7363030; Fax No. (218) (0)214778766; Fax No. (022) 7363196 [LIBYA2